Execution Copy


                            STOCK PURCHASE AGREEMENT


                                  by and among


                               AIRTOUCH IOWA, LLC
                                    as Buyer


                           CENTRAL IOWA CELLULAR, INC.
                                     Company


                                       and


                           all of the stockholders of
                  Central Iowa Cellular, Inc., as named herein




                                 March 29, 2000

                            STOCK PURCHASE AGREEMENT

                                      INDEX


                                                                                                           Page
SECTION 1.     SALE OF SHARES AND PURCHASE PRICE............................................................1
         1.1   Transfer of Company Shares...................................................................1
         1.2   Purchase Price and Payment...................................................................1
         1.3   Stockholders' Deliveries.....................................................................2
         1.4   Buyer's Deliveries...........................................................................2
         1.5   Time and Place of Closing....................................................................3
         1.6   Consent to Future Transfers and Assignments..................................................3
         1.7   Further Assurances...........................................................................4
         1.8   Transfer Taxes...............................................................................4

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS...............................4
         2.1   Organization and Qualifications of the Company...............................................4
         2.2   Organization and Qualifications of the Stockholders..........................................4
         2.3   Capital Stock of the Company; Beneficial Ownership...........................................5
         2.4   Power and Authority..........................................................................5
         2.5   Assets, Liabilities and Business Activities of the Company...................................6
         2.6   No Litigation................................................................................6
         2.7   Compliance with Laws.........................................................................6
         2.8   Tax Returns and Payments.....................................................................6
         2.9   Corporate Record Books, etc..................................................................6
         2.10  Financial Statements.........................................................................7
         2.11  Absence of Certain Changes...................................................................7
         2.12  Disclosure...................................................................................8

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF BUYER......................................................8
         3.1   Organization of Buyer........................................................................8
         3.2   Authority of Buyer...........................................................................8
         3.3   Litigation...................................................................................9
         3.4   Disclosure...................................................................................9

SECTION 4.     COVENANTS OF THE COMPANY AND THE STOCKHOLDERS................................................9
         4.1   Making of Covenants and Agreements...........................................................9
         4.2   Conduct of Business..........................................................................9
         4.3   Authorization from Others...................................................................10
         4.4   Notice of Default...........................................................................10
         4.5   Cooperation of the Company and Stockholders.................................................10
         4.6   Hart-Scott-Rodino Filings...................................................................10
         4.7   Tax Returns.................................................................................11
         4.8   Confidentiality.............................................................................11

SECTION 5.     COVENANTS OF BUYER..........................................................................11
         5.1   Making of Covenants and Agreement...........................................................11
         5.2   Hart-Scott-Rodino Filings...................................................................11
         5.3   Authorization from Others...................................................................11
         5.4   Cooperation of the Company and Stockholders Filings.........................................11
         5.5   Confidentiality.............................................................................11

SECTION 6.     CONDITIONS..................................................................................12
         6.1   Conditions to the Obligations of Buyer......................................................12
         6.2   Conditions to Obligations of the Company and the Stockholders...............................13

SECTION 7.     TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.................................................14
         7.1   Termination.................................................................................14
         7.2   Effect of Termination.......................................................................14
         7.3   Right to Proceed............................................................................15

SECTION 8.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING................................................15
         8.1   Survival of Warranties......................................................................15

SECTION 9.     INDEMNIFICATION.............................................................................15
         9.1   Indemnification by the Stockholders.........................................................15
         9.2   Limitations on Indemnification by the Stockholders; Survival of Representations and
               Warranties..................................................................................16
         9.3   Indemnification by Buyer....................................................................16
         9.4   Limitation on Indemnification by Buyer; Survival of Representations and Warranties..........16
         9.5   Notice; Defense of Claims...................................................................17

SECTION 10.    MISCELLANEOUS...............................................................................17
         10.1  Expenses....................................................................................17
         10.2  Governing Law...............................................................................18
         10.3  Notices.....................................................................................18
         10.4  Entire Agreement............................................................................19
         10.5  Assignability; Binding Effect...............................................................19
         10.6  Captions and Gender.........................................................................20
         10.7  Execution in Counterparts...................................................................20
         10.8  Amendments..................................................................................20


Exhibits

         Exhibit A.........List of Stockholders
         Exhibit B.........Form of Mutual General Release
         Exhibit C.........Form of Legal Opinion from Stockholders' Counsel

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, entered into as of March 29, 2000, by and among AirTouch Iowa, LLC, a Delaware limited liability company ("Buyer"), Central Iowa Cellular, Inc., an Iowa corporation (the "Company"), and the corporations listed on Exhibit A (each individually, a "Stockholder" and collectively, the "Stockholders"),

                              W I T N E S S E T H:

     WHEREAS, Buyer is the owner of a 76% general partnership interest in Des Moines MSA General Partnership, a Delaware general partnership (the "Partnership") and the Company is the owner of the remaining 24% general partnership interest in the Partnership (the "Partnership Interest"); and

     WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of 15,000 shares of the Company's Common Stock, $1.00 par value per share (said shares being referred to herein as the "Company Shares"); and

     WHEREAS, the Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares:

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES AND PURCHASE PRICE.

     1.1 Transfer of Company Shares. At the Closing, Stockholders shall deliver or cause to be delivered to Buyer stock certificates representing all of the Company Shares. The number of Company Shares owned by each Stockholder is set forth in Exhibit A. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of the Company Shares by Stockholders, free and clear of any and all liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind. Stockholders by execution of this Agreement hereby appoint Buyer as their attorney-in-fact to effectuate transfer of the Company Shares at the Closing (as hereinafter defined).

     1.2 Purchase Price and Payment. In consideration of the sale by Stockholders to Buyer of the Company Shares and in reliance upon the representations and warranties of the Company and the Stockholders herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing it will deliver to each Stockholder the amount specified next to such Stockholder's name in Exhibit A hereto (collectively, the "Purchase Price"), subject to a pro-rata deduction of the amount of the Hart-Scott-Rodino filing fees for which the Stockholders are responsible pursuant to Section 4.6 by wire transfer of immediately available funds.

     1.3 Stockholders' Deliveries. At the Closing, the Stockholders shall deliver to Buyer:

     (a) all stock register books of the Company;

     (b) all minute books of the Company;

     (c) the corporate seals of the Company;

     (d) a general release running to the Company, Buyer and all of Buyer's affiliates, including without limitation the Partnership, executed by all of the Stockholders and all officers and directors of the Company in substantially the form attached as Exhibit B;

     (e) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Iowa, and the By-Laws of the Company, certified by the Secretary of the Company;

     (f) a certificate executed by the President or any Vice President of the Company and by each of the Stockholders stating that (i) all of the representations and warranties made by them in this Agreement are true on and as of the Closing with the same effect as though such representations and warranties had been made and given on the Closing and (ii) the Stockholders and the Company have performed or complied with all of their respective obligations under this Agreement which are to be performed or complied with prior to or on the Closing, dated as of the Closing;

     (g) certificates of existence issued by appropriate governmental authorities evidencing the good standing of the Company as a corporation in the State of Iowa, and in each state where the Company is doing business, as of a date not more than twenty (20) days prior to the Closing and where possible a confirming telegram as of a date not more than three (3) days prior to the Closing;

     (h) letters of resignation, effective as of the Closing, from each of the current officers and directors of the Company;

     (i) an opinion letter from the Stockholders' legal counsel in the form annexed hereto as Exhibit C; and

     (j) stock certificates representing all of the Company Shares, each duly endorsed in blank for transfer or presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of the Company Shares by Stockholders, free and clear of any and all liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind.

     1.4 Buyer's Deliveries. At the Closing, Buyer shall deliver:

     (a) to each Stockholder, the portion of the Purchase Price to be paid to that Stockholder, as set forth in Section 1.2 hereof;

     (b) a certificate executed by the President or any Vice President of Buyer, dated as of Closing stating that (i) all of the representations and warranties made by Buyer in this Agreement are true on and as of the Closing with the same effect as though such representations and warranties had been made and given as of Closing and (ii) Buyer has performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior to or on the Closing; and

     (c) a general release running to the Company,  the  Stockholders and all of
their  respective   Affiliates,   executed  by  Buyer  and  the  Partnership  in
substantially the form attached as Exhibit B.

     1.5 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Pillsbury Madison & Sutro LLP at 50 Fremont Street, San Francisco, California on the later to occur of: (a) five (5) business days after the satisfaction of all conditions set forth in Section 6 of this Agreement, and
(b) the earlier of (i) five (5) business days after the date of the Stage I Closing (as defined in that certain U.S. Wireless Alliance Agreement dated
September 21, 1999 by and between Bell Atlantic Corporation and Vodafone AirTouch Plc), and (ii) April 30, 2000, or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties.

     1.6 Consent to Future Transfers and Assignments. For and in consideration of the covenants and promises set forth in this Agreement, the Company and the Stockholders, on their behalf and on behalf of their respective Affiliates, predecessors, successors and assigns (and any other person or entity claiming an interest through or under any of them) hereby: (a) consent to the assignment and transfer of Buyer, or Buyer's interest in the Partnership, to Cellco, a Delaware general partnership, or another entity of which Vodafone AirTouch Plc and Bell Atlantic Corporation, directly or indirectly, would own, collectively a majority of the equity and voting interests (Cellco or any such other entity being referred to herein as the "Joint Venture") and, upon accomplishment of such transfer, to substituting the Joint Venture as General Partner of the Partnership and to continuing the business of the Partnership with the Joint Venture as General Partner (the "Approved Transfer") and (b) waive any claimed right of first refusal, right to purchase or other right to restrict transfer in respect of, and any right to prevent the consummation of, the Approved Transfer; provided, however, that if the Closing does not take place by no later than the latest date set forth in Section 1.5 hereof, then the provisions of this Section
1.6 shall be null and void and of no effect. The Approved Transfer may be accomplished directly, or, at the election of Vodafone AirTouch Plc or its
Affiliates, indirectly through an intermediate transfer to an Affiliate of Vodafone AirTouch Plc which may then transfer Buyer or Buyer's interest in the Partnership to the Joint Venture. Neither Buyer's request for nor its receipt of the Company's and Stockholders' consent as set forth in this Section 1.6 constitutes  an  admission  or  concession  by  Vodafone  AirTouch  Plc  or  its
Affiliates of any requirement to obtain such consent, or of any liability or wrongdoing on account of any claims of any party against Vodafone AirTouch Plc or its Affiliates in connection with the Joint Venture or that certain U.S. Wireless Alliance Agreement, dated as of September 21, 1999, by and between Vodafone AirTouch Plc and Bell Atlantic Corporation, as the same may from time to time be amended, and the related agreements referred to therein and the transactions and activities contemplated thereby or conducted thereunder. For the purposes of this Agreement, "Affiliates" shall mean any affiliated entity controlled by, controlling, or under common control with the entity and/or its Affiliates, and any current or former constituent partners, members, shareholders and affiliates of the entity, or an Affiliate.
Notwithstanding the foregoing, nothing in this Agreement shall be deemed a waiver of the Stockholders' claimed rights of first refusal under the Partnership Agreement if the Closing does not take place by no later than the latest date set forth in Section 1.5 hereof.

     1.7 Further Assurances. The Stockholders from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

     1.8 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2.  REPRESENTATIONS  AND  WARRANTIES  OF THE COMPANY  AND  STOCKHOLDERS.

     As a  material  inducement  to Buyer  to  enter  into  this  Agreement  and consummate the transactions contemplated hereby, the Company and the Stockholders jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2.

     2.1 Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Iowa with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Incorporation as amended to date, certified by the Iowa Secretary of State, and of the Company's bylaws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Incorporation or Bylaws.

     2.2 Organization and Qualifications of the Stockholders. Each Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Iowa with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business in currently conducted or proposed to be conducted. The copies of each Stockholder's Certificate of Incorporation as amended to date, certified by the Iowa Secretary of State, and of each Stockholder's bylaws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. None of the Stockholders is in violation of any term of its Certificate of Incorporation or Bylaws.

     2.3 Capital Stock of the Company; Beneficial Ownership.

     (a) The authorized capital stock of the Company consists of 100,000 shares of Common Stock, $1.00 per share, of which 15,000 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 85,000 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock has been issued in violation of any federal or state law.

     (b) Each Stockholder owns beneficially and of record the Company Shares set forth opposite such Stockholder's name on Exhibit A hereto free and clear of any liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind. Such Company Shares are, and when delivered by each Stockholder to Buyer pursuant to this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind.

     2.4 Power and Authority. The Company and each of the Stockholders has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company or the Stockholders, as the case may be, pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company and each of the Stockholders of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company or each Stockholder, as the case may be, and in each case no other action on the part of the Company or such Stockholder is required in connection therewith except for any filings referred to in Section 4.6.

     This Agreement and each agreement, document and instrument executed and delivered by the Company or each Stockholder, as the case may be, pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company or the Stockholders, as the case may be, enforceable in accordance with their terms. The execution, delivery and performance by the Company or each Stockholder, as the case may be, of this Agreement and each such agreement, document and instrument:

     (a) does not and will not violate any provision of the Certificate of Incorporation or Bylaws of the Company or Stockholder;

     (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or any Stockholder or require the Company or any Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

     (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any Stockholder is a party or by which the property of the Company or the Company Shares is bound or affected, or result in the creation or imposition of any liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind on any of the Company's assets or the Company Shares.

     2.5 Assets, Liabilities and Business Activities of the Company. The Company at all times on and since the date of its organization has not had any assets, properties or interests in any entity or business of any kind other than the contract rights under this Agreement and the rights as a partner under that certain Partnership Agreement of Des Moines MSA General Partnership dated as of February 20, 1986, as amended (the "Partnership Agreement"), including a 24.0% general partnership interest in the Partnership, and all times on and since the date of its organization has had, and at the Closing will have, no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) other than: (a) two loans from the Rural Telephone Finance Cooperative (the "RTFC") to the Company as reflected on the Company's Financial Statements for the period ending October 31, 1999 (together, the "RTFC Loans"), each of which shall be repaid in full (which may include payments from the Company's cash reserve) prior to the Closing, (b) capital certificates issued by the RTFC in connection with the RTFC Loans, which shall be redeemed prior to or at the Closing, (c) those expressly contemplated by or set forth in this Agreement or the Partnership Agreement, and (d) that certain loan from the West Des Moines Iowa State Bank which was repaid in full in 1990. The Company was organized on December 28, 1983 and has conducted no business operations or activities other than those contemplated by the Partnership Agreement. The Company has no employees. The Company has no subsidiaries or other interests in any company, corporation, partnership, joint venture or other entity other than the Partnership. The Company is not a party to, or bound by, any contract or agreement, other than this Agreement, the Partnership Agreement and agreements relating to the RTFC Loans.

     2.6 No Litigation. There is no pending or, to the best knowledge of the Company and the Stockholders, threatened action, lawsuit, proceeding or investigation before any court, governmental agency or arbitrator against or affecting the Company or its assets or which might adversely affect the Company's ability to perform its obligations under this Agreement. There is no pending or, to the best knowledge of the Stockholders, threatened action, lawsuit, proceeding or investigation before any court, governmental agency or arbitrator against or affecting any Stockholder or their respective properties or assets, which if decided adversely to such Stockholder or adversely with respect to its property or assets, would reasonably be expected to adversely affect the Company, its assets, or the ability of the Company or any of the Stockholders to perform their respective obligations under this Agreement.

     2.7 Compliance with Laws. The Company's business has been conducted in compliance with all applicable laws.

     2.8 Tax Returns and Payments. The Company has duly filed all federal, state, and local tax returns and reports required to be filed and has duly paid or established reserves which are consistent with the past experience of the Company for the proper payment of, all taxes and other governmental charges upon it and its properties, assets, income, franchises, licenses, or sales (collectively, "Taxes"). All such returns are accurate in all material respects. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of the Company for all fiscal years ended on or prior to October 31, 1996. There is no unpaid assessment, tax, or proposal by any taxing authority for additional taxes for which the Company does not have adequate reserves for any such fiscal period; provided, however, that for purposes of this Section 2.8 the Company shall not be deemed to have any liability arising out of the tax audit of the Partnership currently being conducted by the Internal Revenue Service, unless such liability is the result of the Company's willful or intentional act.

     As of October 31, 1999, the Company had made overpayments on its fiscal year 1999 federal taxes in the amount of $113,000 to the Internal Revenue Service. On February 13, 2000, the Company made an estimated federal tax payment to the Internal Revenue Service in the amount of $200,000. On February 29, 2000, the Company made an estimated state tax payment to the Department of Revenue of the State of Iowa in the amount of $92,000. Except to the extent that any tax audit of the Partnership conducted by the Internal Revenue Service results in additional tax liability to the Company, as of the Closing Date the Company's aggregate accrued federal and state tax liability will be estimated at $475,000.

     2.9 Corporate Record Books, etc. The Company's corporate record books are in all material respects in good order, complete, accurate, up to date with all necessary signatures, and set forth all meetings and actions taken by the shareholders and directors of the Company. The stock transfer books and stock ledgers are each in good order, complete, accurate, up to date with all necessary signatures, and set forth all stock and securities issued, transferred, and surrendered together with evidence of any required stock transfer tax information in conformance with all applicable requirements.

     2.10 Financial Statements. The Company has delivered to Buyer unaudited balance sheets of the Company for its fiscal years ending on October 31, 1999, 1998, and 1997 and statements of income, retained earnings and cash flows for the three years then ended, prepared by Kiesling Associates LLP, independent public accountants. The balance sheet as of October 31, 1999 shall be referred to as the "Base Balance Sheet."

     Said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

     2.11 Absence of Certain Changes. Since the date of the Base Balance Sheet there has not been:

     (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

     (b) Any contingent liability incurred by the Company as guarantor with respect to the obligations of others or otherwise or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

     (c) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

     (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

     (e)  Any  other  transaction   entered  into  by  the  Company  other  than
transactions in the ordinary course of business; or

     (f) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (e) above.

     2.12 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered to Buyer by the Company and the Stockholders pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

     As a material inducement to the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 3.

     3.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer is not in violation of any term of its Certificate of Incorporation or Bylaws.

     3.2 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith.

This Agreement and each agreement, document and instrument executed and delivered by the Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Buyer enforceable in accordance with their terms. The execution, delivery and performance by the Buyer of this Agreement and each such agreement, document and instrument:

     (a) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

     (b) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind on any of Buyer's assets.

     3.3 Litigation. There is no pending or, to the best knowledge of Buyer, threatened action, lawsuit, proceeding or investigation before any court, governmental agency or arbitrator against or affecting Buyer or its assets or which might adversely affect Buyer's ability to perform its obligations under this Agreement.

     3.4 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered to the Stockholders by the Buyer pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 4. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

     4.1 Making of Covenants and Agreements. The Company and each of the Stockholders jointly and severally hereby make the covenants and agreements set forth in this Section 4 and the Stockholders agree to cause the Company to comply with such agreements and covenants. No Stockholder shall have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

     4.2 Conduct of Business. Between the date of this Agreement and the Closing Date, the Company will:

     (a) Conduct its business only in the ordinary course and consistent with prior practices and refrain from changing or introducing any method of management or operations;

     (b) Refrain from making any purchase, sale or disposition of any asset or property, from purchasing any capital asset and from subjecting to a lien or security interest, pledging, restricting or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

     (c) Refrain from incurring any contingent liability as a guarantor with respect to the obligations of others, or otherwise and from incurring any other contingent or fixed obligations or liabilities of any kind;

     (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Incorporation, By-laws or authorized or issued capital stock;

     (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

     (f) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

     (g) Refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements, other than a repayment of all outstanding loans from the RTFC to the Company, all of which loans shall be paid immediately prior to the Closing;

     (h) Use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

     (i) Have in effect and maintain at all times all insurance of the kind and in the amounts which is customary within in the industry; and

     (j) Permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

     4.3  Authorization  from  Others.  Prior to the Closing  Date,  each of the
Stockholders   and  the  Company  will  use  its  best  efforts  to  obtain  all authorizations, consents and permits of others required to permit the consummation by the Stockholders and the Company of the transactions contemplated by this Agreement.

     4.4 Notice of Default. Promptly upon the occurrence of, or promptly upon the Company or a Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company or such Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company or the Stockholders contained in or referred to in this Agreement or in any schedule or exhibit referred to in this Agreement, the Company or the Stockholders shall give detailed written notice thereof to Buyer and the Company and the Stockholders shall use their best efforts to prevent or promptly remedy the same.

     4.5 Cooperation of the Company and Stockholders. The Company and each of the Stockholders shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby and to satisfy each of the conditions to Closing set forth in Section 6.1.

     4.6 Hart-Scott-Rodino Filings. The Company and the Stockholders (i) shall cooperate with Buyer in connection with all required filings under Section 7A of the Clayton Act ("Hart-Scott-Rodino") and shall furnish all follow-up information in connection with such filings, and further agree that Buyer shall have the right to reduce the Purchase Price by an amount equal to twenty-four percent (24%) of such filing fees (not including legal fees) incurred in connection with such filings.

     4.7 Tax Returns. The Company and the Stockholders shall cooperate with Buyer to permit the Company and the Partnership in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company and the Partnership with respect to taxable periods ending on or before the Closing.

     4.8 Confidentiality. The Company and the Stockholders agree that, unless and until the Closing has been consummated, each of the Company, the Stockholders and their officers, directors, agents and representatives will not disclose the existence of this Agreement or its terms without the prior written consent of the other parties, other than any disclosure required by law, including without limitation, disclosures required to be made in: (a) any filing required by any governmental authority, including, without limitation, any filing required to be made with the Federal Communications Commission or the Securities and Exchange Commission, (b) at any annual meeting of stockholders or members or at any annual meeting of stockholders or members of a parent company, or in any communication to stockholders, held by the Company or any of the Stockholders, (c) as required by court order or law or (d) in connection with an action to enforce this Agreement.

SECTION 5. COVENANTS OF BUYER.

     5.1 Making of Covenants and Agreement. Buyer hereby makes the covenants and agreements set forth in this Section 5.

     5.2 Hart-Scott-Rodino Filings. Buyer shall cooperate with the Company in connection with all required filings under Section 7A of the Clayton Act ("Hart-Scott-Rodino") and shall furnish all follow-up information required in connection therewith.

     5.3 Authorization from Others. Prior to the Closing Date, Buyer will use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Buyer of the transactions contemplated by this Agreement.

     5.4 Cooperation of the Company and Stockholders Filings. Buyer shall cooperate with all reasonable requests of the Company, the Stockholders and the Stockholders' counsel in connection with the consummation of the transactions contemplated hereby.

     5.5 Confidentiality. The Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, agents and representatives will not disclose the existence of this Agreement or its terms without the prior written consent of the other parties, other than (a) as required by court order or law or (b) in connection with an action to enforce this Agreement.

SECTION 6. CONDITIONS.

     6.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

     (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company and the Stockholders contained in Section 2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and each of the Stockholders shall, on or before the Closing, have performed all of their obligations hereunder, which by the terms hereof are to be performed on or before the Closing.

     (b) No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company since the date hereof, whether or not in the ordinary course of business, except with regard to any material adverse change resulting from a material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Partnership since the date hereof.

     (c) Certificate from Officers. The Stockholders shall have delivered to Buyer a certificate as described in Subsection 1.3(f) hereof, dated as of the Closing and to the effect that the statements set forth in paragraph (a) and (b) above in this Section 6.1 are true and correct.

     (d) Opinion of Counsel. On the Closing Date, Buyer shall have received from Davis, Brown, Koehn, Shors & Roberts P.C. counsel for the Company and the Stockholders, an opinion as of said date, in form attached hereto as Exhibit C.

     (e) No Litigation. There shall have been no determination by the Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Company, the Partnership or the Stockholders.

     (f) Consents. The Company or the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and the Partnership by Buyer subsequent to the Closing; and the Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the Partnership and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

     (g) Hart-Scott-Rodino. All required filings under the Hart-Scott-Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

     (h) Absence of Liens or Encumbrances. As of the Closing, there shall be no lien, security interest, restriction, pledge, encumbrance, charge or claim of any kind on any of the assets or properties of the Company, including without limitation the Partnership Interest, or on the Company Shares, including without limitation any lien, security interest, restriction, pledge, encumbrance, charge or claim of any kind held by or imposed by the Rural Telephone Finance Corp.

     6.2 Conditions to Obligations of the Company and the Stockholders. The obligation of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

     (a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 3 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing, including, without limitation, delivery of the Purchase Price to the Stockholders as set forth in Section 1.2 and Subsection 1.4(b) hereof.

     (b) Certificate from Officers. Buyer shall have delivered to the Company and the Stockholders a certificate as described in Subsection 1.4(b) hereof, dated as of the Closing and to the effect that the statements set forth in paragraph (a) and (b) above in this Section 6.2 are true and correct.

     (c) Hart-Scott-Rodino. All required filings under the Hart-Scott-Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act without the objection of such federal authorities.

     (d) No Litigation. There shall have been no determination by the Stockholders, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Company, the Partnership or the Stockholders.

     (e) Consents. The Buyer shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Buyer in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and the Partnership by Buyer subsequent to the Closing; and the Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the Partnership and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     7.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

     (a) by mutual written consent of all of the parties to this Agreement;

     (b) by Buyer, pursuant to written notice by Buyer to the Company and the Stockholders, if any of the conditions set forth in Section 6.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Company or any Stockholder, will not be materially satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

     (c) by the Company and the Stockholders, pursuant to written notice by the Company and the Stockholders to Buyer, if any of the conditions set forth in
Section 6.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied.

     7.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1, provided, however, that (a) the provisions of this Section 1.6, Section 7, Section 9 and Section 10.1 hereof shall survive any termination of this Agreement; (b) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, if such error, omission or failure was deliberate or willful (a "Deliberate Breach"), but in the absence of a Deliberate Breach, the liability of the responsible party to the other party shall be limited to out-of-pocket expenses incurred by the other party in connection with negotiating, preparing and entering into this Agreement and carrying out the transactions contemplated hereby and (iii) any party may proceed as further set forth in Section 7.3 below. For purposes of this Agreement, and subject to the terms and conditions set forth herein, failure by Buyer to deliver the Purchase Price at the Closing as set forth in Section 1.2 and Subsection 1.4(b) (provided that all closing conditions have been met) hereof shall constitute a Deliberate Breach. In addition, failure by the Stockholders to deliver stock certificates representing all of the Company Shares, each duly endorsed in blank for transfer or presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of the Company Shares by Stockholders, free and clear of any and all liens, security interests, restrictions, pledges, encumbrances, charges or claims of any kind shall also constitute a Deliberate Breach.

     7.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 6.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.2 hereof have not been satisfied, the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 8. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

     8.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 9 shall expire.

SECTION 9. INDEMNIFICATION.

     9.1 Indemnification by the Stockholders. The Stockholders indemnify and hold the Company, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, Taxes (except any tax liability incurred as a result of any tax audit referenced in Section 2.8) fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, (collectively, "Losses") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

     (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto;

     (b) any other breach of any representation, warranty or covenant of the Company or any Stockholder under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or
proceeding   asserted  or  instituted   growing
out of any matter or thing constituting a breach of such representations, warranties or covenants; and

     (c) any liability of the Company for Taxes (except any tax liability incurred as a result of any tax audit referenced in Section 2.8) arising from an event or transaction prior to the Closing which have not been paid or provided for or reserved against by the Company or a Subsidiary, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company.

     (d) Notwithstanding the foregoing, no Stockholder shall be responsible for more than 20% of any Losses.

     9.2 Limitations on Indemnification by the Stockholders; Survival of Representations and Warranties.

     (a) Notwithstanding the foregoing, no indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 9.1(b) after the three year anniversary of the Closing; and provided further that, if and to the extent that any claim for indemnification relates to Taxes (except any tax liability incurred as a result of any tax audit referenced in Section 2.8), such claim shall survive until sixty (60) days after the expiration of any applicable statue of limitations.

     (b) In the event that notice of any claim for  indemnification  pursuant to
Section 9.1 is given within the applicable period, the representation and warranty that is the subject of such indemnification shall survive with respect to such claim until such time as such claim is finally resolved.

     9.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Stockholders and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

     9.4 Limitation on Indemnification by Buyer; Survival of Representations and Warranties.

     (a) Notwithstanding the foregoing, the right of Stockholder Indemnified Parties with respect to claims asserted pursuant to Section 9.3 after the expiration of the applicable statute of limitations, provided that all representations and warranties of Buyer set forth herein shall survive until the three year anniversary of the Closing; provided that, if and to the extent that any such representation relates to Taxes (except any tax liability incurred as a result of any tax audit referenced in Section 2.8), such representation and warranty shall survive until sixty (60) days after the expiration of any applicable statue of limitations.

     (b) In the event that notice of any claim for  indemnification  pursuant to
Section 9.3 is given within the applicable period, the representation and warranty that is the subject of such indemnification shall survive with respect to such claim until such time as such claim is finally resolved.

     9.5 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

SECTION 10. MISCELLANEOUS.

     10.1 Expenses.

     (a) Except (i) any fees in connection with Hart-Scott-Rodino filings, which shall be paid by the parties as set forth in Sections 4.6 hereof, and (ii) as set forth in Subsection 7.2, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company or the Stockholders relating in any way to the purchase and sale of the Company Shares hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of the Company or the Stockholders, shall be charged to or paid by the Company or Buyer.

     (b) The Stockholders will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

     10.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Iowa without regard to its conflict of laws provisions. Each of the parties hereby irrevocably submits to the jurisdiction of the federal District Court for the Southern District of Iowa with respect to any action or proceeding arising out of or relating to this Agreement and each thereby waives the defense of an inconvenient forum for the maintenance of such an action.

     10.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                           AirTouch Iowa, LLC
                                    c/o AirTouch Communications, Inc.
                                    One California Street
                                    San Francisco, CA 94111
                                    Attn:  Legal Department

With copies to:                     Pillsbury Madison & Sutro LLP
                                    375 Park Avenue, Suite 3108
                                    New York, NY 10152-0111
                                    Attn:  James M. McLaughlin, Esq.

And                                 Pillsbury Madison & Sutro LLP
                                    50 Fremont Street
                                    San Francisco, CA 94105
                                    Attn:  Nathaniel M. Cartmell, III, Esq.

TO COMPANY:                         Central Iowa Cellular, Inc.
                                    c/o Minburn Telephone Company
                                    416 Chestnut
                                    Box 206
                                    Minburn, IA 50167
                                    Attn:  Ron Flam
                                    Phone:  (515) 677-2264
                                    Facsimile:  (515) 677-2007

And                                 Central Iowa Cellular, Inc.
                                    c/o Kiesling Associates LLP
                                    7755 Office Plaza Drive, Suite 165
                                    West Des Moines, IA 50266
                                    Attention:  Dennis Creveling, CPA
                                    Phone:  (515) 223-0159
                                    Facsimile:  (515) 223-5429

With a copy to:                     Michael G. Kulik, Esq.
                                    Davis, Brown, Koehn, Shors & Roberts P.C.
                                    2500 Financial Center
                                    666 Walnut Street
                                    Des Moines, IA  50309
                                    Phone:  (515) 288-2500
                                    Facsimile:  (515) 243-0654

TO STOCKHOLDERS:                    To the Addresses Set Forth on Exhibit A


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     10.4 Entire Agreement. This Agreement and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such other writings.

     10.5 Assignability; Binding Effect. This Agreement shall be assignable by Buyer to a corporation, partnership or person controlling, controlled by or under common control with Buyer upon Buyers' providing written notice of such assignment to the Stockholders; provided, however that Buyer shall remain obligated to perform the obligations hereunder in the event of such assignee's failure to do so. This Agreement may not be assigned by any of the Stockholders or the Company. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. A change of control of Buyer shall not constitute an assignment for purposes of this Agreement.

     10.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     10.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.


                                  * * * * * *

                -- Remainder of Page Intentionally Left Blank --

     IN WITNESS  WHEREOF the parties  hereto  have caused this  Agreement  to be
executed   as  of  the  date  set   forth   above  by  their   duly   authorized
representatives.

                              AIRTOUCH IOWA, LLC,
                              a Delaware limited liability company

                              By     JVP Partnerco, LLC,
                                     a Delaware limited liability company
                              Its    Sole member


                              By     AirTouch Communications, Inc.,
                                     a Delaware limited liability company
                              Its    Sole member



                              By     /s/ Arun Sarin
                                     ---------------------------------------

                              Name   Arun Sarin
                                     ---------------------------------------

                              Title  Chief Executive Officer
                                     ---------------------------------------



                              CENTRAL IOWA CELLULAR, INC.



                              By     /s/ Ron Flam
                                     ---------------------------------------

                              Title  President
                                     ---------------------------------------


                              PANORA TELECOMMUNICATIONS, INC.



                              By     /s/ Andrew M. Randol
                                     ---------------------------------------

                              Title  Manager
                                     ---------------------------------------



                                      S-1-

                              WALNUT CREEK COMMUNICATIONS, INC.



                              By     /s/ Bill L. Hotchkiss
                                     ---------------------------------------

                              Title  Manager
                                     ---------------------------------------



                              MINBURN TELEPHONE COMPANY



                              By     /s/ Ron Flam
                                     ---------------------------------------

                              Title  Manager
                                     ---------------------------------------



                              INTERSTATE ENTERPRISES, LTD.



                              By     /s/ Robert Mauer
                                     ---------------------------------------

                              Title  Manager
                                     ---------------------------------------



                              PRAIRIE TELEPHONE COMPANY, INC.



                              By     /s/ Robert Boeckman
                                     ---------------------------------------

                              Title  Manager
                                     ---------------------------------------


                                      S-2-